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                                                                    EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

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
                                                               2002             2001               2000
                                                         ---------------------------------------------------
                                                            (Dollars in thousands, except per share data)
BASIC NET INCOME PER COMMON SHARE:
     Net income                                          $       346,217   $       307,212   $       260,212
     Average common shares outstanding                            89,843            88,887            88,507
                                                         ---------------   ---------------   ---------------
              Basic net income per common share          $          3.85   $          3.46   $          2.94
                                                         ===============   ===============   ===============

DILUTED NET INCOME PER COMMON SHARE:
     Net Income                                          $       346,217   $       307,212   $       260,212
     Average common shares outstanding                            89,843            88,887            88,507
     Net shares to be issued upon exercise of dilutive
      stock options and other dilutive components                  1,537             1,781             1,530
                                                         ---------------   ---------------   ---------------
     Average shares outstanding                                   91,380            90,668            90,037
                                                         ---------------   ---------------   ---------------
              Diluted net income per common share        $          3.79   $          3.39   $          2.89
                                                         ===============   ===============   ===============
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